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                                                                     Exhibit 5.2


                         [Palmer & Dodge LLP Letterhead]


                                 August 6, 1999


Lamar Advertising Company
555 Corporate Boulevard
Baton Rouge, Louisiana 70808


         Re:      5 1/4% Convertible Notes due 2006 of Lamar Advertising Company


Ladies and Gentlemen:

         Reference is made to our opinion dated April 20, 1998 and included as
Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-50559) (the "1998 Registration Statement") filed on April 21, 1998, as amended by Post-Effective Amendment No. 1 filed on July 19, 1999, by Lamar Advertising Company (the "Company"), a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") and also to our opinion dated February 5, 1999 and included as Exhibit 5.1 to the Registration Statement on Form S-3 (File No. 333-71929) (the "1999 Registration Statement," and together with the 1998 Registration Statement, the "Registration Statements") filed on February 5, 1999, as amended by Post-Effective Amendment No. 1 filed on July 19, 1999, by the Company with the Commission. We are rendering this supplemental opinion in connection with the prospectus supplement to the Registration Statements (the "Prospectus Supplement") dated August 5, 1999 filed by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to $287,500,000 aggregate principal amount of 5 1/4% Convertible Notes due 2006 (the "Notes"). The Notes are to be issued pursuant to an Indenture as supplemented (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), the form of which was filed as an exhibit to the 1999 Registration Statement.

         We have acted as counsel in connection with the Registration Statements and the Prospectus Supplement and are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Notes. We have made such examination as we consider necessary to render this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of


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Lamar Advertising Company
August 6, 1999
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all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         The Notes and the Indenture are governed by the laws of the State of New York and, therefore, in rendering our opinion as to the validity, binding effect and enforceability of the Notes, we have relied upon the opinion of Sullivan & Cromwell with respect to matters of New York law. Except to the extent of such reliance, the opinions rendered herein are limited to the laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal laws of the United States.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power to execute and deliver the Notes and the Indenture and to perform its obligations thereunder.

         2. The Notes have been duly authorized by all necessary corporate action of the Company, and upon the due execution and delivery of the Indenture by the Company and the Trustee and the due execution, authentication and delivery of the Notes in accordance with the Indenture against payment therefor as contemplated by the Registration Statements and the Prospectus Supplement, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. The shares of Class A Common Stock issuable upon conversion of the Notes have been duly authorized, and when issued upon conversion of the Notes in accordance with the terms of the Indenture and the Notes, will be validly issued, fully paid and nonassessable.

         The foregoing opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity.

         To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.


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Lamar Advertising Company
August 6, 1999
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         We hereby consent to the filing of this opinion as Exhibits 5.2 and 5.4 to the Company's Current Reports on Form 8-K, filed on August 6, 1999 in order to incorporate certain exhibits into the Registration Statements, and to the reference to our firm under the caption "Validity of the Notes" in the Prospectus Supplement.

                                                 Very truly yours,

                                                 /s/ PALMER & DODGE LLP

                                                 PALMER & DODGE LLP